               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

        CURTISS-WRIGHT CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                           CURTISS-WRIGHT CORPORATION
               1200 WALL STREET WEST, LYNDHURST, NEW JERSEY 07071


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
  CURTISS-WRIGHT CORPORATION:

    Notice is hereby given that the Annual Meeting of Stockholders of Curtiss-Wright Corporation, a Delaware corporation, will be held at the Novotel Meadowlands Hotel, One Polito Avenue, Lyndhurst, New Jersey on Friday, April 7, 2000, at 2:00 p.m., for the following purposes:

        (1) To elect eight directors, each to hold office until the next Annual Meeting of Stockholders and until his or her successor shall have been elected and shall qualify;

       (2) To appoint independent accountants for the current year, PricewaterhouseCoopers LLP having been nominated as such by the Board of Directors; and

        (3) To consider and transact such other business as may properly come before the meeting.

    Only record holders of common stock at the close of business on March 1, 2000 are entitled to notice of and to vote at the meeting. A list of such holders will be available for examination by any stockholder at the meeting and at the offices of the Corporation, 1200 Wall Street West, Lyndhurst, New Jersey 07071, during the ten days preceding the meeting date.

    All stockholders are cordially invited to attend the meeting in person. Stockholders who plan to attend the meeting in person are nevertheless requested to sign and return their proxies to make certain that their stock will be represented at the meeting should they be prevented unexpectedly from attending.

                                           By Order of the Board of Directors,

                                                           BRIAN D. O'NEILL
                                                                  Secretary

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

March 2000

                           CURTISS-WRIGHT CORPORATION
               1200 WALL STREET WEST, LYNDHURST, NEW JERSEY 07071

                                PROXY STATEMENT

    This Proxy Statement is being furnished by Curtiss-Wright Corporation (hereinafter called the 'Corporation' or the 'Company') on or about March 8, 2000 in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

    As of March 1, 2000, the record date for determining the holders of common stock entitled to notice of and to vote at the Annual Meeting, there were 10,046,869 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of stock is entitled to one vote.

    The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors, and to abstain from voting for the appointment of independent accountants. The election of directors requires a plurality of the votes cast while the approval of the appointment of independent accountants requires the affirmative vote of a majority in interest of the stockholders present in person or by proxy and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting. An abstention will be treated as a negative vote with respect to each matter other than the election of a director as to whom the stockholder abstained. As to broker non-votes, if a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, the shares represented by the non-votes will not be considered as present and entitled to vote with respect to that matter.

    Where a specific designation is given in the proxy with respect to the vote on the election of directors or the appointment of independent accountants, the proxy will be voted in accordance with such designation. If no such designation is made, the proxy will be voted in favor of the directors named below and in favor of the appointment of independent accountants. Any proxy given pursuant to this solicitation may be revoked by the stockholder giving it at any time before its use by delivering to the Secretary of the Corporation at the above address of the Corporation, written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                        PERSONS MAKING THE SOLICITATION

    This solicitation of proxies is made on behalf of the Board of Directors of the Corporation, and the cost thereof will be borne by the Corporation. The Corporation will reimburse brokerage firms and nominees for their expenses in forwarding proxy material to beneficial owners of the stock of the Corporation. In addition, a number of employees, officers and directors of the Corporation (none of whom will receive any compensation therefore in addition to his regular compensation) may solicit proxies. The solicitation will be made by mail, telephone, telegram, facsimile and other electronic communication, and personal interviews may be utilized.

                 DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Stockholders of the Corporation may submit proper proposals for inclusion in the Corporation's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Corporation in a timely manner. In order to be included in the Corporation's proxy materials for the annual meeting of stockholders to be held in the year 2001, stockholder proposals must be received by the Secretary of the Corporation no later than November 8, 2000, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of

1934, as amended (the 'Exchange Act'). All notices of proposals by stockholders, whether or not included in the Corporation's proxy materials, should be sent to Curtiss-Wright Corporation, 1200 Wall Street West, Lyndhurst, New Jersey 07071,
Attention: Corporate Secretary. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. Pursuant to amended SEC Rule 14a-4(c)(1), the Corporation shall exercise discretionary voting authority to the extent conferred by proxy with respect to shareholder proposals received after January 8, 2000.

                             ELECTION OF DIRECTORS

    At this Annual Meeting eight directors are to be elected, each to hold office until the next Annual Meeting of Stockholders and until his or her successor shall have been duly elected and shall qualify. Each nominee has been recommended for election by the Nominating Committee of the Board of Directors and by the Board. In the event that any such nominee should become unavailable for election, the persons named in the proxy may vote for the election of a substitute nominee. However, the Board of Directors has no reason to believe that any of the nominees described below will be unavailable for election.

    The following information is provided as of March 1, 2000 with respect to each nominee for election as a director.

                                                                                                   YEAR
                              BUSINESS EXPERIENCE AND PRINCIPAL OCCUPATION FOR LAST FIVE          FIRST
                                   YEARS; DIRECTORSHIPS IN PUBLIC CORPORATIONS AND               ELECTED
         NAME                                 INVESTMENT COMPANIES; AGE                          DIRECTOR
         ----           ----------------------------------------------------------------------   --------
Martin R. Benante       Director, Curtiss-Wright Corporation since April 1999; President and       1999
                        Chief Operating Officer of Curtiss-Wright Corporation since April
                        1999; formerly Vice-President of the Corporation since April 1996;
                        formerly President of Curtiss-Wright Flow Control Corporation from
                        March 1995 to April 1999, Age 47.
James B. Busey IV       Aviation safety and security consultant, April 1996-present; Director,     1995
                        Mitre Corporation since February 1995; Director, Texas Instruments,
                        Incorporated since July 1993; President and Chief Executive Officer of
                        Armed Forces Communications and Electronics Association, September
                        1993-April 1996; Age 67.
David Lasky             Chairman of the Board of Directors of Curtiss-Wright Corporation since     1993
                        May 1995 and President from 1993 to April 1999; Director, Primex
                        Technologies, Inc. since January 1997. Age 67.
S. Marce Fuller         Director, Southern Energy, Inc. since July 1999; President and Chief         --
                        Executive Officer of Southern Energy, Inc. since July 1999; President and Chief Executive Officer of Southern Company Energy Marketing, G.
                        P., L.L.C., February 1998 -- November 1999; Chief Executive Officer of
                        Southern Company Energy Marketing, G. P., L. P., September
                        1997-October 1998; Executive Vice-President of Southern Energy, Inc.
                        from October 1998 to July 1999; Senior Vice President of Southern
                        Energy, Inc. from May 1996 to September 1998; Vice President of
                        Southern Energy, Inc. 1994-1996; Age 39.
William B. Mitchell     Director, Mitre Corporation since May 1997; Director, Primex               1996
                        Technologies, Inc. since January 1997; Vice Chairman, 1993-1996,
                        Director, 1990-1996 and Executive Vice President, 1987-1993 of Texas
                        Instruments Incorporated; Chairman, American Electronics Association,
                        September 1995-September 1996; Age 64.
John R. Myers           Chairman, Tru-Circle Corporation since June 1999; Director, Iomega         1996
                        Corporation since 1994; limited partner of Carlisle Enterprises, a venture capital group, since 1993; Consultant, UNC, Inc.,
                        August-December 1996; Chairman of the Board of Garrett Aviation
                        Services, 1994-1996; Age 62.
William W. Sihler       Professor of Business Administration, Darden Graduate School of            1991
                        Business Administration, University of Virginia. Age 62.
J. McLain Stewart       Director, McKinsey & Company, Management Consultants, until 1997. Age      1989
                        83.

CERTAIN LEGAL PROCEEDINGS

    On January 14, 1999, Mobile Energy Services Company, LLC (MESC) and its parent company Mobile Energy Services Holdings, Inc. (MESH) -- both subsidiaries of Southern Company -- filed voluntary petitions for Chapter 11 bankruptcy relief in the U.S. Bankruptcy Court for the Southern District of Alabama.
Ms. Fuller has served as a vice president of MESC since 1995 and she served as president and chief executive officer of MESH from August 1997 to January 1999.

    MESC was and is the owner and operator of a facility that was designed to generate electricity, produce steam, and process black liquor as part of a pulp, paper, and tissue complex in Mobile, Alabama. MESH purchased that facility from Kimberly-Clark Tissue Company (KCTC) (formerly Scott Paper Company) in 1994 and transferred that facility to MESC in 1995. KCTC continues to own the pulp and tissue mills, and S.B. Warren Alabama L.L.C. (Warren) owns the paper mill. MESC (as assignee of MESH) had entered into long term operating and energy services agreements with KCTC and Warren in late 1994 under which it provided power, steam, and liquor processing services to the tissue mill, pulp mill and paper mill. The bankruptcy filings were in direct response to KCTC's announcement in May 1998 of plans to close its pulp mill, effective September 1, 1999. On February 8, 2000 MESC, MESH and KCTC entered into a comprehensive, conditional settlement agreement, approved by the Bankruptcy Court, under which the claims of MESC and MESH against KCTC have been conditionally resolved.

BENEFICIAL OWNERSHIP

    The following table sets forth information concerning the ownership of common stock of the Corporation by each director and nominee, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers as a group, as of February 1, 2000. The shares are owned directly and the owner has the sole voting and investment power in respect thereof. As of February 1, 2000, none of these individuals owned any common stock of Unitrin, Inc. or Argonaut Group, Inc. (For information in respect of the relationship among Unitrin, Inc., Argonaut Group, Inc., and the Corporation, see pages 19 and 20).

                                                                                       % OF
                                                               NUMBER OF SHARES    OUTSTANDING
                  NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED   COMMON STOCK
                  ------------------------                    ------------------   ------------
Martin R. Benante...........................................        14,571(1)          (2)
Thomas R. Berner............................................         1,778(3)          (2)
Robert A. Bosi..............................................        21,086(4)          (2)
James B. Busey IV...........................................         1,785(5)          (2)
David Lasky.................................................       111,382(6)           1%
S. Marce Fuller.............................................            -0-            -0-
William B. Mitchell.........................................         1,670(5)          (2)
John R. Myers...............................................           516(5)          (2)
Gerald Nachman..............................................        64,862(7)          (2)
William W. Sihler...........................................           982(5)          (2)
J. McLain Stewart...........................................           916(8)          (2)
George J. Yohrling..........................................        21,380(9)          (2)
Directors and Executive Officers as a group (15 persons)....       268,467(10)         2.6%

---------

 (1) Of the total number of shares, 12,637 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (2) Less than one percent.

 (3) Includes 516 shares of restricted common stock issued pursuant to the Corporation's 1996 Stock Plan for Non Employee Directors and 380 shares owned by Nancy Berner, wife of Mr. Berner. Mr. Berner denies that he is the beneficial owner of the shares owned by his wife. Mr. Berner's term as Director of the Corporation will expire at the Annual Meeting of Stockholders on April 7, 2000.

 (4) Of the total number of shares, 17,552 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (5) Includes 516 shares of restricted common stock issued pursuant to the Corporation's 1996 Stock Plan for Non-Employee Directors.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Of the total number of shares, 59,540 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporations 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (7) Of the total number of shares, 30,876 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

 (8) This consists of 516 shares of restricted common stock issued pursuant to the Corporation's 1996 Stock Plan for Non-Employee Directors and 400 shares which are indirectly beneficially owned as custodian pursuant to the Uniform Gift to Minors Act.

 (9) Of the total number of shares, 14,661 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

(10) Of the total number of shares, 154,945 represents the number of shares that may be acquired within 60 days upon the exercise of options granted under the Corporation's 1985 Stock Option Plan and 1995 Long-Term Incentive Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal year 1999, there were no material proceedings to which any director, nominee, or executive officer of the Corporation was a party adverse to the Corporation or any of its subsidiaries or had a material interest or had a material interest adverse to the Corporation. No Director, nominee or executive officer has been indebted in excess of $60,000 to the Corporation or any of its subsidiaries during the last fiscal year.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    During fiscal year 1999, a number of stock transactions for Adm. (Ret) James
B. Busey IV were inadvertently not reported in a timely manner when he acquired an insignificant number of shares through a dividend reinvestment plan established by his broker. Once aware of the deficiency, Adm. Busey filed a timely Form 5 to correct the deficiency and accurately report his ownership position in the Corporation. Based solely on its review of copies of filings under Section 16(a) of the Exchange Act, as amended, received by it, or written representations from certain reporting persons, the Corporation believes that during fiscal 1999, with exception of the above-noted discrepancy, all other
Section 16 filing requirements were met.

                 OPERATION OF BOARD OF DIRECTORS AND COMMITTEES

    During 1999 the Board of Directors held seven meetings. All of the directors attended at least 94% of the aggregate of all meetings in 1999 of the Board of Directors and Committees on which they served.

    The Audit Committee of the Board of Directors, presently consisting of Messrs. William W. Sihler, James B. Busey IV and William B. Mitchell, met two times during 1999. The Committee's functions include the following: making recommendations to the Board as to the nomination of independent accountants for appointment by the stockholders; reviewing annual financial statements of the Corporation prior to their publication; reviewing the report by the independent accountants concerning the prior year's audit and management's response thereto; and consulting with the independent accountants and management concerning internal accounting controls.

    The Executive Compensation Committee, presently consisting of Messrs. John
R. Myers, Thomas R. Berner, and J. McLain Stewart, met three times during 1999. This Committee reviews compensation of elected officers prior to submission to the Board; establishes specific awards to be made to individuals under the Corporation's Modified Incentive Compensation Plan and the Corporation's 1995 Long-Term Incentive Plan; and reviews the establishment and/or amendment of executive compensation plans, including the Curtiss-Wright Corporation Savings and Investment Plan.

    The Nominating Committee, presently consisting of Messrs. J. McLain Stewart, James B. Busey IV and John R. Myers, met twice in 1999. Its responsibilities include the following: (i) recommending to the Board of Directors nominees for election as directors; (ii) establishing procedures for identifying candidates for the Board and periodically reviewing potential candidates; and
(iii) recommending to the Board criteria for Board membership. Any stockholder may recommend nominees to the Committee for consideration by writing to the Secretary of the Corporation. Such submission should include the full name and address of each proposed nominee, a statement of his or her business experience and qualifications and a written statement from the proposed nominee consenting to his or her nomination and agreeing to serve if elected.

                            INDEPENDENT ACCOUNTANTS

    The Board of Directors has nominated the firm of PricewaterhouseCoopers LLP for appointment by the stockholders as independent accountants for the purpose of auditing and reporting upon the financial statements of the Corporation for its fiscal year ending December 31, 2000, subject to the approval of its appointment by stockholders at the Annual Meeting. The firm of PricewaterhouseCoopers LLP was engaged in 1992 and has served in this capacity for the Corporation through the fiscal year ended December 31, 1999. The selection of PricewaterhouseCoopers LLP to serve as independent accountants of the Corporation was based upon a recommendation by the Audit Committee of the Board of Directors and was approved by the full Board. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders to make such statements and answer such questions as are appropriate.

    If the stockholders fail to so appoint PricewaterhouseCoopers LLP, the Board of Directors, pursuant to the By-Laws of the Corporation, will appoint other independent accountants to perform such duties for the current fiscal year. It is not contemplated that such appointment of other independent accountants would be submitted to the stockholders for ratification. The appointment of independent accountants to serve with respect to the year 2001 would be acted upon by the stockholders at their Annual Meeting early in that year.

                             EXECUTIVE COMPENSATION

      REPORT OF EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Executive Compensation Committee (the 'Committee') of the Board of Directors is responsible for the administration of the executive compensation program of the Corporation. The Committee is composed of three independent non-employee directors who are not eligible to participate in the Corporation's compensation plans for employees.

    In 1999 the compensation of the executive officers of the Corporation consisted of salary, cash bonus awards under the Modified Incentive Compensation Plan (the 'Bonus Plan') of the Corporation and non-qualified stock options and performance units pursuant to the Corporation's 1995 Long-Term Incentive Plan. The amount of compensation for each of these elements is arrived at through consideration of a number of objective and subjective factors.

SALARY

    Officer salaries are subject to annual review by the Committee and are adjusted on the basis of competitive salary ranges for the officers' positions, individual performance and the officers' contributions to the Corporation. Also considered in 1999 were survey data related to compensation of officers in the Corporation's peer group of companies and the recommendations of the Corporation's compensation consultant as to appropriate target salary levels for the Corporation's officers and each officer's years of service and total compensation received in 1998 and 1997. A number of objective financial measures of performance, corporate or business unit, as appropriate, were also considered. The Board acts upon the recommendations of the Committee as to salary adjustments. In determining Mr. Lasky's salary the Committee took into account the compensation paid by other corporations of similar size and nature and Mr. Lasky's years of service and other non-salary compensation. The Committee also considered specific measures of corporate performance, including return on assets, return on capital employed, return on equity, and operating cash flow, both for the full years 1998 and 1997, and on a year-to-date basis, for 1999. In 1999, Mr. Lasky's annual salary rate was modestly increased by the Committee to bring Mr. Lasky's annual salary rate more in line with the salaries paid by other corporations of similar size and nature to their chief executive officers of similar years of service.

BONUS

    In 1998, the Corporation modified the Bonus Plan to align the awards granted under the Bonus Plan with the performance of the Corporation and its business units as well as place a value on individual achievements. Payments under the Bonus Plan are made both to officers and a broad group of other key employees ('Participants'). The amount of the annual bonus paid to each Participant, including Mr. Lasky, under the Bonus Plan is based on the attainment of performance objectives agreed to by senior management, and the Committee early in the fiscal year. The 1999 round of bonus awards was made early in the year, and was based on performance during 1998. Early in the year, each Participant in the Bonus Plan is notified of a pre-set bonus range, including a threshold level below under which no bonus will be paid, a target at which the full 'contemplated' bonus would be paid and a maximum award level above the target level. The threshold level is pre-set at approximately 50% of the target and the maximum is set at 200% of the target. Sixty percent (60%) of each bonus award is based on a pre-established quantitative objective ('business unit's operating earnings' as defined in the Long Term Incentive Plan) and forty percent (40%) on pre-established individual qualitative objectives. A target level of operating earnings was proposed by senior management and approved by the Committee. In addition to the quantitative factor, the Committee also considered the success of each Participant in attaining their pre-agreed qualitative performance objectives for the year. The qualitative objectives are non-financial in nature, but are measurable and weighted as appropriate to their relative importance to the success of the Corporation.

LONG TERM INCENTIVE AWARDS

    In 1999 the Awards made under the Long Term Incentive Plan consisted of stock options and performance units. Made to a broad group of key employees in addition to corporate officers, they are intended to attract and retain highly qualified key employees and to provide those employees with an additional incentive to work over a longer period toward increasing the value of the Corporation and improving the results of the business units with which they are associated.

    In making the 1999 long term incentive target awards the Committee considered the effect that the efforts of the recipients could have on the growth of the Corporation and their value to the business. In awarding performance units to its key employees and executive officers, the Committee considered specific objectives relating to the gross average annual sales of the individual business unit or the Corporation as a whole, as appropriate, over the three year period ending December 31, 2002 and to the average annual return on capital, as defined, during the same period for the respective organizations. The Committee also considered the amount of 1998 and 1999 base pay, the annual bonus received by the awardees in each of those years and the 1998 stock options and performance unit awards that each had received.

    In awarding stock options to its key employees and executive officers, the Committee considered the effect such persons' efforts could have on the growth of the corporation. Options were granted with an exercise price of 100% of the market price on the date of grant. The options are exercisable to the extent of one third of the total number of shares covered beginning on the first anniversary of the grant, two thirds from the second anniversary and in full after the third anniversary.

    While to some degree grants were based on subjective factors relating to the performance of individuals, in 1999 the Committee continued the practice of having Long Term Incentive Plan awards bear a relationship to base salary, based on the target percentages previously suggested by the Corporation's compensation consultant. Recommendations previously supplied by the Corporation's compensation consultant also confirmed that awards of the size granted under the 1995 Long-Term Incentive Plan were fair and reasonable and consistent with corresponding awards made by other corporations.

    In making target awards of long-term incentive compensation to Mr. Lasky, the Committee considered factors beyond those applicable to other officers. In effect, the 1999 target awards of long-term compensation granted to Mr. Lasky in April 1999 represented a supplemental award to the award made to him the prior year. The Committee made these awards to Mr. Lasky to provide a further incentive for him to continue his efforts to advance the interests of the Corporation. Mr. Lasky's implementation of a strategic planning process and the progress that continues to be made in identifying and exploring growth opportunities were considered, as was the impact Mr. Lasky's efforts could have on future growth. The Committee also considered the compensation awarded other chief executive officers, as reported by a compensation consultant advising the Corporation with respect to its overall executive compensation program. A number of objective financial measures of corporate performance were also considered. No long term incentive target awards were made to Mr. Lasky at the time target awards were granted to other officers in November 1999. At that time, the Committee deferred the consideration of Mr. Lasky's target awards until the year 2000, so as to determine the most appropriate form of long-term compensation for him.

                                          JOHN R. MYERS, Chairman
                                          THOMAS R. BERNER
                                          J. MCLAIN STEWART

                           SUMMARY COMPENSATION TABLE

    The following table contains information concerning the five most highly compensated executive officers of the Corporation.

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                            ------------------
                                                                                  AWARDS
                                                                            ------------------
                                                  ANNUAL COMPENSATION              (g)
                    (a)                       ---------------------------       SECURITIES             (i)
             NAME AND PRINCIPAL               (b)       (c)        (d)          UNDERLYING          ALL OTHER
                  POSITION                    YEAR   SALARY(1)    BONUS          OPTIONS         COMPENSATION(2)
                  --------                    ----   ---------    -----          -------         ---------------
                                                                            (NUMBER OF SHARES)
David Lasky, Chairman and                     1999   $442,308    $275,000          7,759             $4,634
Chief Executive Officer                       1998   $441,300    $275,000         15,941             $4,634
of Curtiss-Wright Corp.                       1997   $416,300    $198,000         13,422             $5,012

Martin R. Benante, President                  1999   $232,577    $ 81,840         14,987             $3,505
and Chief Operating Officer                   1998   $181,000    $ 66,000          4,150             $2,537
of Curtiss-Wright Corp.                       1997   $163,700    $ 56,000          2,908             $2,609

Gerald Nachman, Executive                     1999   $330,000    $243,950          8,603             $2,794
V.P. of Curtiss-Wright Corp.;                 1998   $337,200    $170,000          7,844             $2,942
President, Metal Improvement                  1997   $308,500    $135,000          6,040             $3,400
Company, Inc.

George J. Yohrling, V.P. of                   1999   $232,300    $ 59,299          5,735             $1,321
Curtiss-Wright Corp.;                         1998   $223,400    $ 68,000          5,061             $1,251
President, Curtiss-Wright                     1997   $193,100    $ 60,000          3,132             $1,261
Flight Systems, Inc.

Robert A. Bosi, V.P.-Finance                  1999   $172,892    $ 73,500          3,780             $3,541
of Curtiss-Wright Corp.                       1998   $170,000    $ 70,000          3,543             $3,424
                                              1997   $157,000    $ 58,000          1,454             $3,639

---------

(1) Includes salaries and amounts deferred under the Corporation's Savings and Investment Plan and Executive Deferred Compensation Plan.

(2) Includes premium payments for executive life insurance paid by the Corporation during the covered fiscal year for term life insurance.

                               PERFORMANCE UNITS

    Pursuant to the Corporation's 1995 Long Term Incentive Plan, the Executive Compensation Committee of the Board of Directors awarded performance units in November 1999 to its executive officers, senior managers and other key employees.

    Performance units are denominated in dollars and payable in cash three years after their award date, contingent upon attaining an average annual return on capital and an average annual growth rate based upon objectives established by the Executive Compensation Committee of the Board of Directors. Awards to employees of the Corporation's business units are based on the extent to which these objectives are achieved by the business unit, or units, with which the employees are affiliated. Awards to employees of the corporate office are based on the extent to which the Corporation as a whole achieves these objectives.

    The values shown below reflect the potential value at a target value of one dollar per unit payable at the end of the three-year performance period if the Corporation's average return on capital and average annual growth rate objectives are attained. The chart also reflects the fact that each unit may prove to be worth approximately two dollars if both performance targets are substantially exceeded, or nothing at all, depending upon the extent to which the performance targets are not met.

                           AWARD OF PERFORMANCE UNITS

                                        NUMBER OF       MINIMUM                  MAXIMUM     PERFORMANCE
               NAME                       UNITS          VALUE    TARGET VALUE   VALUE(1)      PERIOD
               ----                       -----          -----    ------------   --------      ------
D. Lasky...........................    1999 -  67,500     $0        $ 67,500     $137,025     2000 - 2002
                                       1998 - 157,500     $0        $157,500     $319,725     1999 - 2001
                                       1997 - 150,000     $0        $150,000     $304,500     1998 - 2000

M. Benante.........................    1999 - 140,250     $0        $140,250     $284,708     2000 - 2002
                                       1998 -  41,000     $0        $ 41,000     $ 83,230     1999 - 2001
                                       1997 -  32,500     $0        $ 32,500     $ 65,975     1998 - 2000

G. Nachman.........................    1999 -  82,500     $0        $ 82,500     $167,475     2000 - 2002
                                       1998 -  77,500     $0        $ 77,500     $157,325     1999 - 2001
                                       1997 -  67,500     $0        $ 67,500     $137,025     1998 - 2000

G. Yohrling........................    1999 -  55,000     $0        $ 55,000     $111,650     2000 - 2002
                                       1998 -  50,000     $0        $ 50,000     $101,500     1999 - 2001
                                       1997 -  35,000     $0        $ 35,000     $ 71,050     1998 - 2000

R. Bosi............................    1999 -  36,250     $0        $ 36,250     $ 74,095     2000 - 2002
                                       1998 -  35,000     $0        $ 35,000     $ 71,050     1999 - 2001
                                       1997 -  32,500     $0        $ 32,500     $ 65,975     1998 - 2000

---------

(1) The performance units are denominated in dollars and are contingent upon satisfaction of performance objectives keyed to profitable growth over a period of three fiscal years commencing with the fiscal year following such awards. Based upon the satisfaction of the performance objectives, the value of the units is determined by comparing the number of units to the number of objectives satisfied and assigning a percentage from a pre-established matrix. The maximum percentage available is 203%.

                      OPTIONS GRANTED IN LAST FISCAL YEAR
          PURSUANT TO THE CORPORATION'S 1995 LONG-TERM INCENTIVE PLAN

                                               % OF TOTAL
                                  SHARES         OPTIONS
                                COVERED BY       GRANTED       EXERCISE
                                  OPTIONS     TO EMPLOYEES      PRICE                          GRANT DATE
             NAME               GRANTED(1)       IN 1999      PER SHARE    EXPIRATION DATE  PRESENT VALUE(2)
             ----               ----------       -------      ---------    ---------------  ----------------
David Lasky...................     7,759              6%        $37.56     Apr. 29, 2009        $ 96,522

Martin R. Benante.............     3,908           11.7%        $37.56     Apr. 29, 2009        $ 48,616
                                  11,079                        $37.84     Nov. 15, 2009        $148,348

Gerald Nachman................     8,603            6.7%        $37.84     Nov. 15, 2009        $115,194

George J. Yohrling............     5,735            4.5%        $37.84     Nov. 15, 2009        $ 76,792

Robert A. Bosi................     3,780            2.9%        $37.84     Nov. 15, 2009        $ 50,614

---------

(1) Options were granted with an exercise price of 100% of the market price on the date of grant. The options are exercisable to the extent of one third of the total number of shares covered beginning on the first anniversary of the grant, two thirds from the second anniversary and in full after the third anniversary. The options are not transferable other than upon the death of the optionee, in which case they are transferable pursuant to a designation of the optionee, or by will or by the laws of descent and distribution. If the optionee terminates his or her employment the option expires upon such event; however, if employment is terminated by early retirement under a retirement plan of the Corporation, the option may be exercised within three months following the date of retirement. If retirement occurs at age sixty-five or thereafter, the option may be exercised within three years of the date of retirement but no later than ten years following the option grant date.

(2) These values were calculated using the Black-Scholes option pricing model. The Black-Scholes model is a complicated mathematical formula, which is widely used and accepted for valuing traded stock options. The model is premised on immediate exercisability and transferability of the options. This is not true for the Corporation's options granted to executive officers and other employees. Therefore, the values shown are theoretical and are not intended to reflect the actual values the recipients may eventually realize. Any ultimate value will depend on the market value of the Corporation's stock at a future date. In addition to the stock price at time of grant and the exercise price, which are identical, and the ten-year term of each option, the following assumptions were used to calculate the values shown: expected dividend yield (1.37 percent (Nov) and 1.38 percent (Apr), the current yield of the Corporation's common shares on the grant date), expected stock price volatility (25.06 percent (Nov) and 23.46 percent (Apr) , the most recent volatility for the month-end stock prices of the Corporation's common shares for the preceding 3 years), and risk-free rate of return (6.09 percent (Nov) and 5.39 percent (Apr) equal to the yield on a 7-year U.S. Treasury bond on the option grant date).

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         (d)
                                                                      NUMBER OF              (e)
                                                                     SECURITIES           VALUE OF
                                                                     UNDERLYING          UNEXERCISED
                                                                     UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                       (b)                            YEAR-END           YEAR-END(1)
                                     SHARES             (c)           --------           -----------
               (a)                  ACQUIRED           VALUE        EXERCISABLE/        EXERCISABLE/
              NAME                 ON EXERCISE      REALIZED($)     UNEXERCISABLE       UNEXERCISABLE
              ----                 -----------      -----------     -------------       -------------
David Lasky......................       0               $0          59,540/22,860        $744,652/$0
Martin R. Benante................       0               $0          12,637/18,722        $154,153/$0
Gerald Nachman...................       0               $0          30,876/15,845        $399,817/$0
George J. Yohrling...............       0               $0          14,661/10,153        $178,155/$0
Robert A. Bosi...................       0               $0           17,552/7,111        $239,803/$0

---------

(1) Calculated by determining the difference between the fair market value of the common stock underlying the options on December 31, 1999 ($36.875, the closing price on the New York Stock Exchange Composite Transactions) and the exercise price of the options on that date.

TERMINATION OF EMPLOYMENT

    Pursuant to a policy designed to retain key employees established by the Corporation's Board of Directors in 1977, the Corporation has agreements with Messrs. Lasky, Benante, Nachman, Yohrling, and Bosi, which provide for the payment by the Corporation of severance pay, in the case of involuntary termination of employment other than for cause, in an amount equal to one year's base salary at the time of termination, as well as the continued availability of certain employee benefits, for a period of one year following termination. The agreements provide that such severance pay and benefits also would be made available in the case of voluntary retirement or termination of employment, which is the direct result of a change in the terms or conditions of employment, including a reduction in compensation or in job responsibilities. At the option of the employee, said amount of severance pay may be paid over the two-year period following such termination, in which case such employee benefits would continue in effect for the same period. Under the agreements, the payment of severance pay, and the availability of benefits, is contingent upon a number of conditions, including the employee's performance of his agreements with respect to providing consulting services and not entering into competition with the Corporation.

    Consistent with the Corporation's policy designed to retain key employees, the Corporation also has severance protection agreements with Messrs. Lasky, Benante, Nachman, Yohrling and Bosi, which provide for payment of severance pay equal to two times the sum of the executive's base salary and average annual bonus over a three-year period and the continued availability of certain employee benefits for a period of two years following termination of employment, in each case if employment is terminated within twenty-four months following a change in control of the Corporation. The agreements further provide for the vesting of all benefits accrued through the termination of employment in the Corporation's Retirement and Retirement Benefits Restoration Plans; provided however, that if vesting under any such Plan is not permitted by applicable law, an actuarially determined lump sum shall be paid in an amount equaling the non-vested benefit under the applicable plan. The agreements further provide that upon a change in control any previously awarded performance units under the Corporation's 1995 Long-Term Incentive Plan shall be paid on a pro-rata basis for the period of employment and that previously awarded stock options shall become fully vested and exercisable. The severance pay and benefits under the severance protection agreements are in lieu of any that would have been provided under the immediately preceding paragraph of this Proxy Statement.

RETIREMENT PLAN

    The Corporation's Retirement Plan is a tax qualified, defined benefit, trustee plan. The Plan is non-contributory and covers most employees, including the Corporation's executive officers. On September 1, 1994 the Corporation amended this Plan. Benefits accrued as of August 31, 1994 were transferred into the amended Plan. As of September 1, 1994 the following monthly pension benefits had been accrued: David Lasky, $12,909; Gerald Nachman, $11,885; George J. Yohrling, $2,559; Martin R. Benante, $137; and Robert A. Bosi, $972. These benefits are indexed to reflect increases in compensation, as defined, from that date forward. The Plan as amended provides for an annual benefit at age 65 of 1.5% times the five year final average compensation in excess of social security covered compensation plus 1% of the five year final average compensation up to social security covered compensation, in each case multiplied by the participant's years of service after September 1, 1994, not to exceed 35. In addition, a participant earns a pay-based cash balance credit equal to 3% of his or her compensation.

    The chart below illustrates the estimated aggregate amount of annual benefits on a straight life annuity basis attributable to service on or after September 1, 1994 that would be payable on retirement at age 65 to an employee in the compensation classification specified, under various assumptions as to compensation and years of service. The current compensation covered by the Retirement Plan is substantially equivalent to the cash compensation reported under the headings entitled 'Salary' and 'Bonus' on page 9 of this Proxy Statement for the executive officers listed there.

                                                                   YEARS OF SERVICE
                                                 ----------------------------------------------------
COMPENSATION                                        15         20         25         30         35
------------                                        --         --         --         --         --
  $125,000   ..................................  $ 25,493   $ 33,990   $ 42,488   $ 50,985   $ 59,484
   150,000   ..................................    31,118     41,490     51,863     62,235     72,608
   175,000   ..................................    36,743     48,990     61,238     73,485     85,732
   200,000   ..................................    42,368     56,490     70,613     84,735     98,856
   225,000   ..................................    47,993     63,990     79,988     95,985    111,980
   250,000   ..................................    53,618     71,490     89,363    107,235    125,104
   300,000   ..................................    64,868     86,490    108,113    129,735    151,352
   400,000   ..................................    87,368    116,490    145,613    174,735    203,848
   450,000   ..................................    98,618    131,490    164,363    197,235    230,096
   500,000   ..................................   109,868    146,490    183,113    219,735    256,344
   550,000   ..................................   121,118    161,490    201,863    242,235    282,592

    Under the Employee Retirement Income Security Act of 1974 ('ERISA'), many employees elect a survivor option payable to the employee's spouse and, as a consequence, the amount actually received on retirement by such employee would be less than indicated above. The Internal Revenue Code provides that effective January 1, 2000 the maximum allowable annual benefit under the Retirement Plan is $135,000 (adjusted for each year of employment beyond age 65) and the maximum allowable annual compensation that may be included in the calculation of a benefit under the Retirement Plan is $170,000. These limits are substantially lower than the maximum amounts shown above. Accordingly, the Corporation maintains a Retirement Benefits Restoration Plan (the 'Restoration Plan') whereby all participants in the Retirement Plan whose benefits or compensation under the Retirement Plan would exceed the limitations imposed by the Internal Revenue Code will receive a supplemental retirement benefit equal to the excess of the benefit which would have been payable to them under the Retirement Plan but for said limitations, over the amount payable under the generally applicable formulas of the Retirement Plan, given said limitations. Such supplemental benefit is not funded. The amounts set forth above include amounts payable pursuant to the Restoration Plan. Benefit amounts are not subject to reduction for any Social Security benefits to which Plan participants may be entitled. Credited years of service under the Retirement Plan at December 31, 1999 are as follows: David Lasky, 37 years; Gerald Nachman, 25 years; George J. Yohrling, 23 years; Martin R. Benante, 21 years; and Robert A. Bosi, 10 years. For each of these persons as of said date, credited service for purposes of the pay-based cash balance credit referred to above includes five years and four months under the preceding chart.

    In the event of a change in control, the Corporation has agreed to fund a 'Rabbi' trust agreement between the Corporation and PNC Bank, N.A. dated January 30, 1998, which provides for the payment of the Corporation's obligation under the Restoration Plan referred to in the preceding paragraph.

COMPENSATION OF DIRECTORS

    Currently all directors who are not also employees of the Corporation receive an annual director's fee of $20,000. After considering the compensation paid by other corporations of similar size and nature, the meeting fees for non-employee directors was increased in 1999 from $900 to $1,200 for every Board and Committee meeting attended. Additionally, a new annual retainer for the chairman of committees was adopted, at the rate of $3,000 per annum. The Board of Directors also implemented a fee structure, not to exceed $2,000 per day, for non-employee directors who provide services to the Corporation beyond the normal duties of the director. Any such services must be authorized in advance by the Board of Directors and requested by the Chairman of the Board. Pursuant to the 1996 Stock Plan for Non-Employee Directors (the 'Stock Plan for Directors') non-employee directors may elect to receive their annual director's fees and meeting fees in the form of common stock of the Corporation or in cash or both. Elections have been made to receive shares in lieu of cash fees and to defer receipt of said shares. In 1999, three non-employee directors received a portion of their 1996 and 1997 deferred compensation under the Stock Plan for Directors totaling an aggregate of 2,065 shares of the Corporation's Common Stock. The aggregate balance of said deferred shares remaining in the Stock Plan for Directors was 9,531 as of December 31, 1999. The shares issued to the three non-employee directors are included in the table on page 4. The aggregate balance of shares remaining in the Stock Plan for Directors has not been included in the table on page 4, since these shares have not yet been issued. In addition, in accordance with the terms of the Stock Plan for Directors each non-employee director received 516 shares of common stock in 1996. These shares are restricted for a period of five years from the date of grant and during that period may not be sold or transferred and are subject to forfeiture if the director resigns or declines to continue serving as such during that period. These shares are included in the table on page 4. For each director who is not an employee, the Corporation also provides group term life insurance coverage of $50,000.

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total stockholder returns (assuming the reinvestment of dividends) on common stock of the Corporation with such returns of companies listed on the Russell 2000 Index and the S & P Aerospace/Defense Index. The graph assumes $100 invested on December 31, 1994 in stock of the Corporation and the companies on each of these indices.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
               AMONG CURTISS-WRIGHT CORP., THE RUSSELL 2000 INDEX
                       AND THE S&P AEROSPACE/DEFENSE INDEX

                              [PERFORMANCE CHART]


              Curtiss-Wright    S&P Aerospace/Defense   Russell 2000
              --------------    ---------------------   ------------
   12/31/94       $100                  $100                 $100
   12/31/95        151                   165                  127
   12/31/96        144                   221                  155
   12/31/97        212                   228                  204
   12/31/98        225                   174                  191
   12/31/99        221                   170                  188

       SECURITY OWNERSHIP AND TRANSACTIONS WITH CERTAIN BENEFICIAL OWNERS

    The following information is given with respect to the persons who, to the knowledge of the Corporation, own beneficially more than 5% of any class of the voting securities of the Corporation outstanding as of December 31, 1999.

                                                                        AMOUNT AND
                                                                        NATURE OF
                                            NAME AND ADDRESS OF         BENEFICIAL     PERCENT
            TITLE OF CLASS                   BENEFICIAL OWNER           OWNERSHIP      OF CLASS
            --------------                   ----------------           ---------      --------
Common Stock..........................  Unitrin, Inc.                4,382,400 shares       43%
                                        One East Wacker Drive             Direct
                                        Chicago, Illinois 60601

Common Stock..........................  Argonaut Group, Inc.          822,200 shares       8.1%
                                        1800 Avenue of the Stars         Indirect
                                        Los Angeles, Cal. 90067

Common Stock..........................  GAMCO Investors, Inc.         764,640 shares       7.5%
                                        And                               Direct           3.7%
                                        Gabelli Funds, Inc.           376,000 shares
                                        Corporate Center at Rye           Direct
                                        Rye, NY 10580

Common Stock..........................  Royce & Associates, Inc.      853,000 shares      8.45%
                                        And                               Direct
                                        Royce Management Co.           1,500 shares        Less
                                        1414 Ave. of the Americas         Direct        than 1%
                                        New York, NY 10019

    Amendment No. 3 dated December 12, 1996 to the Schedule 13D of Unitrin, Inc. ('Unitrin') and Trinity Universal Insurance Company ('Trinity'), a wholly-owned subsidiary of Unitrin, reported that on December 4, 1996 Unitrin had purchased 2,118,984 shares of Curtiss-Wright Corporation common stock representing all of Trinity's holdings of Curtiss-Wright's common stock. The amendment stated that Unitrin had used general corporate funds to effect the purchase, that the shares acquired were being held for investment, and that future investment considerations by Unitrin might or might not result in the acquisition of additional securities or the disposition of these securities. The amendment further reported that Unitrin had sole voting and dispositive power as to the 4,382,400 shares of Curtiss-Wright common stock, which it owned. According to Unitrin's proxy statement dated March 29, 1999, four of the eight Unitrin directors are also directors of the Argonaut Group, Inc. ('Argonaut'), which is referred to below, and beneficially own in the aggregate approximately 30% of Unitrin's outstanding common stock.

    A Schedule 13D dated October 9, 1986 of Argonaut and three of its subsidiaries reported: (i) ownership by those subsidiaries of the 822,200 shares of common stock shown above; (ii) that the stock had been acquired for investment; (iii) that each of those subsidiaries shares with Argonaut voting and dispositive power with respect to the stock owned by that subsidiary and
(iv) that Argonaut might be deemed a beneficial owner of this stock. According to the proxy statement of Argonaut, dated April 27, 1999, four of its five directors are also directors of Unitrin and beneficially own in the aggregate approximately 27.6% of the outstanding common stock of the Argonaut. The four Unitrin directors and the four Argonaut directors referred to above are the same persons.

    If Unitrin and Argonaut acted jointly, the aggregate total of 5,204,600 shares of common stock owned by them would constitute over 51% of the outstanding stock of the Corporation. Under those circumstances, they might be deemed to be in 'control' of the Corporation (as the term control is defined in the regulations promulgated pursuant to the Securities Exchange Act of 1934). However, to date no attempt has been made to obtain representation on the Board of Directors of the Corporation, to direct its management or policies or otherwise to exercise 'control' over it.

    In their Schedule 13D as amended through August 12, 1997, Mario J. Gabelli, GAMCO Investors, Inc. ('GAMCO') and Gabelli Funds, Inc. ('GFI') reported that
(i) Mr. Gabelli directly or indirectly controls GAMCO and GFI, and acts as Chief Investment Officer for such entities; (ii) GAMCO and GFI, beneficially own the shares set forth in the above table; (iii) GAMCO and GFI are investment advisors but have no economic interest in their shares (such interest presumably residing in their investment advisory clients); (iv) the GAMCO and GFI shares were purchased for investment purposes; (v) GAMCO exercises sole dispositive power, and sole voting power over 764,640 shares, and GFI exercises sole voting and dispositive power over 376,000 shares; (vi) Gabelli International Limited ('GIL') was no longer the beneficial owner of shares of the Corporation's common stock; (vii) GAMCO and GFI were formerly wholly-owned subsidiaries of The Gabelli Group, Inc. ('TGGI') which, effective August 31, 1990, merged into GFI, and GAMCO is a wholly-owned subsidiary of GFI; (viii) Mario J. Gabelli is the majority stockholder, Chairman of the Board and Chief Executive Officer of GFI, the sole director and Chairman and Chief Executive Officer of GAMCO; (ix) Mr. Gabelli is deemed to have beneficial ownership of the shares beneficially owned by GAMCO and GFI and GFI is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing entities other than Mr. Gabelli and (x) the power of Mr. Gabelli and GFI is indirect with respect to stock beneficially owned directly by GAMCO.

    A February 9, 2000 amended Schedule 13G filed by Royce & Associates, Inc. ('Royce'), Royce Management Company ('RMC'), and Charles M. Royce described as an investment advisor, reported that Royce had increased its beneficial ownership from 817,000 shares to 853,000 shares of common stock of the Corporation and that RMC holds 1,500 shares of common stock of the Corporation. The amended report stated that Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares of common stock of the Corporation beneficially owned by Royce and RMC, but that he disclaimed beneficial ownership of the shares held by Royce and RMC. The amended report further stated that these shares had been acquired in the ordinary course of business and not for the purposes of control of the Corporation.

         OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

    The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

                                          By Order of the Board of Directors
                                          BRIAN D. O'NEILL
                                          Secretary

Dated: March 1, 2000

                                   APPENDIX 1
                                   PROXY CARD



PROXY


                           CURTISS-WRIGHT CORPORATION
               1200 Wall Street West, Lyndhurst, New Jersey 07071

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints DAVID LASKY, ROBERT A. BOSI and BRIAN D. O'NEILL, and each of them as proxies with power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders on April 7, 2000, at the Novotel Meadowlands Hotel, One Polito Avenue, Lyndhurst, New Jersey at 2:00 p.m. or any adjournment thereof, with all the powers the undersigned would have if personally present, as specified, respecting the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH STOCKHOLDER SPECIFICATIONS. UNLESS DIRECTED TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. A majority (or if only one, then that one) of the proxies or substitutes acting at the meeting may exercise the powers conferred herein. Receipt of the accompanying Notice of Meeting and Proxy Statement is hereby acknowledged.

             PLEASE MARK, SIGN, DATE AND MAIL IN ENCLOSED ENVELOPE.
                     NO POSTAGE REQUIRED IN UNITED STATES.

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                    A VOTE FOR ITEMS 1 AND 2 IS RECOMMENDED.

Please mark
your votes as  [X]
indicated in
this example


FOR all nominees           (1) ELECTION OF DIRECTORS
listed to the right
(except as marked          Nominees: M.R. Benante, J.B. Busey IV, S.M. Fuller
to the contrary),          D. Lasky, W.B. Mitchell J.R. Myers, W.W. Sihler,
                           J.M. Stewart

                    [ ]


WITHHOLD AUTHORITY
to vote for all nominees
listed to the right

                    [ ]


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-----------------------------------------------------------------------------

(2) PROPOSAL TO APPROVE THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as independent public accountants of the Corporation.

                       FOR    AGAINST    ABSTAIN

                       [ ]      [ ]         [ ]



SIGNATURE________________________ SIGNATURE_____________________DATE ______

(Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. Where more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.)

-----------------------------------------------------------------------------
                              FOLD AND DETACH HERE